10/17/00



                             CREDIT AGREEMENT


                               BY AND AMONG


                      SUPERIOR ENERGY SERVICES, INC.
                              (AS BORROWER),


                 BANK ONE, LOUISIANA, NATIONAL ASSOCIATION
                                (AS AGENT),


                       WELLS FARGO BANK TEXAS, N.A.
                          (AS SYNDICATION AGENT)


                           WHITNEY NATIONAL BANK
                         (AS DOCUMENTATION AGENT)


                                    AND


                         THE LENDERS PARTY HERETO


                    __________________________________

                            AS OF OCTOBER 17, 2000
                    __________________________________


                      BANC ONE CAPITAL MARKETS, INC.
                               (AS ARRANGER)


                             TABLE OF CONTENTS


                                                                       PAGE NO.

ARTICLE I.   DEFINITIONS

1.1    Definitions of Certain Terms Used Herein............................. 1


ARTICLE II. THE CREDITS

2.1    Term Loans........................................................... 16
2.2    Revolving Loans; Swing Line Loan..................................... 17
2.3    Letters of Credit.................................................... 18
2.4    Types of Advances.................................................... 19
2.5    Commitment Fee; Reductions in Aggregate Revolving Loan Commitment.... 19
2.6    Minimum Amount of Each Advance....................................... 19
2.7    Prepayments.......................................................... 19
2.8    Method of Selecting Types and Eurodollar Interest Periods for New
         Advances........................................................... 20
2.9    Conversion and Continuation of Outstanding Advances.................. 21
2.10   Changes in Interest Rate, etc........................................ 22
2.11   Rates Applicable After Default....................................... 22
2.12   Method of Payment.................................................... 22
2.13   Noteless Agreement; Evidence of Indebtedness......................... 23
2.14   Telephonic Notices................................................... 23
2.15   Interest Payment Dates; Interest and Fee Basis....................... 24
2.16   Notification of Advances, Interest Rates, Prepayments and
         Commitment Reductions...............................................24
2.17   Lending Installations................................................ 24
2.18   Non-Receipt of Funds by the Agent.................................... 24
2.19   Collateral........................................................... 25


ARTICLE III.  YIELD PROTECTION; TAXES

3.1    Yield Protection..................................................... 26
3.2    Changes in Capital Adequacy Regulations.............................. 26
3.3    Availability of Types of Advances.................................... 27
3.4    Funding Indemnification.............................................. 27
3.5    Taxes................................................................ 27
3.6    Lender Statements; Survival of Indemnity............................. 29
3.7    Replacement of Lender................................................ 29


ARTICLE IV.  CONDITIONS PRECEDENT

4.1    Initial Advance...................................................... 31
4.2    Each Advance......................................................... 33


ARTICLE V.  REPRESENTATIONS AND WARRANTIES

5.1    Existence and Standing............................................... 34
5.2    Authorization and Validity........................................... 34
5.3    No Conflict; Government Consent...................................... 34
5.4    Financial Statements................................................. 35
5.5    Material Adverse Change.............................................. 35
5.6    Taxes................................................................ 35
5.7    Litigation and Contingent Obligations................................ 35
5.8    Subsidiaries......................................................... 35
5.9    ERISA................................................................ 36
5.10   Accuracy of Information.............................................. 36
5.11   Regulation U......................................................... 36
5.12   Material Agreements.................................................. 36
5.13   Compliance With Laws................................................. 36
5.14   Ownership of Properties.............................................. 36
5.15   Plan Assets; Prohibited Transactions................................. 36
5.16   Environmental Matters................................................ 37
5.17   Investment Company Act............................................... 37
5.18   Public Utility Holding Company Act................................... 37
5.19   Solvency............................................................. 37


ARTICLE VI.  COVENANTS

6.1    Financial Reporting.................................................. 39
6.2    Use of Proceeds...................................................... 40
6.3    Notice of Default.................................................... 40
6.4    Conduct of Business.................................................. 41
6.5    Taxes................................................................ 41
6.6    Insurance............................................................ 41
6.7    Compliance with Laws; Environmental Matters.......................... 41
6.8    Maintenance of Properties............................................ 41
6.9    Inspection........................................................... 42
6.10   Dividends............................................................ 42
6.11   Indebtedness......................................................... 42
6.12   Merger............................................................... 43
6.13   Sale of Assets .......................................................43
6.14   Investments.......................................................... 44
6.15   Liens................................................................ 45
6.16   Acquisitions......................................................... 46
6.17   Transactions with Affiliates......................................... 47
6.18   Appraisals........................................................... 47
6.19   Financial Covenants.................................................. 47


ARTICLE VII. DEFAULTS....................................................... 49


ARTICLE VIII. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1    Acceleration......................................................... 51
8.2    Amendments........................................................... 51
8.3    Preservation of Rights............................................... 52

ARTICLE IX.  GENERAL PROVISIONS

9.1    Survival of Representations.......................................... 53
9.2    Governmental Regulation.............................................. 53
9.3    Headings............................................................. 53
9.4    Entire Agreement..................................................... 53
9.5    Several Obligations; Benefits of this Agreement...................... 53
9.6    Expenses; Indemnification............................................ 53
9.7    Numbers of Documents................................................. 54
9.8    Accounting........................................................... 54
9.9    Severability of Provisions........................................... 54
9.10   Nonliability of Lenders.............................................. 54
9.11   Confidentiality...................................................... 55
9.12   Nonreliance.......................................................... 55
9.13   Disclosure........................................................... 55


ARTICLE X.  THE AGENT

10.1   Appointment; Nature of Relationship.................................. 56
10.2   Powers............................................................... 56
10.3   General Immunity..................................................... 56
10.4   No Responsibility for Loans, Recitals, etc........................... 56
10.5   Action on Instructions of Lenders.................................... 57
10.6   Employment of Agents and Counsel..................................... 57
10.7   Reliance on Documents; Counsel....................................... 57
10.8   Agent's Reimbursement and Indemnification............................ 57
10.9   Notice of Default.................................................... 58
10.10  Rights as a Lender................................................... 58
10.11  Lender Credit Decision............................................... 58
10.12  Successor Agent...................................................... 59
10.13  Agent's Fee; Arranger's Fee.......................................... 59
10.14  Delegation to Affiliates............................................. 59
10.15  Execution of Collateral Documents.................................... 59
10.16  Collateral Releases.................................................. 60


ARTICLE XI.  SETOFF; RATABLE PAYMENTS

11.1   Setoff............................................................... 61
11.2   Ratable Payments..................................................... 61


ARTICLE XII.  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1   Successors and Assigns............................................... 62
12.2   Participations....................................................... 62
12.3   Assignments.......................................................... 63
12.4   Dissemination of Information......................................... 64
12.5   Tax Treatment........................................................ 64


ARTICLE XIII.  NOTICES

13.1   Notices.............................................................. 65
13.2   Change of Address.................................................... 65


ARTICLE XIV. COUNTERPARTS................................................... 66


ARTICLE XV.  CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF
                           JURY TRIAL

15.1   Choice of Law........................................................ 67
15.2   Consent to Jurisdiction.............................................. 67
15.3   Waiver of Jury Trial................................................. 67



SCHEDULES

1      Commitment Amounts of the Lenders.................................... 71
2      Pricing Schedule..................................................... 73
3      List of Borrower's Subsidiaries...................................... 75
4      Eligible Accounts and Eligible Inventory............................. 77
5      Existing Permitted Indebtedness...................................... 81
6      Existing Permitted Investments....................................... 83
7      Existing Permitted Liens............................................. 84
8      Existing Additional Contingent Consideration......................... 85

EXHIBITS

A      Compliance Certificate............................................... 86
B      Assignment Agreement................................................  90
C      Borrowing Base Certificate........................................... 98



                       RESTATED CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of October 17, 2000, is among SUPERIOR ENERGY SERVICES, INC., as Borrower, BANK ONE, LOUISIANA,
NATIONAL ASSOCIATION, as Agent, WELLS FARGO BANK TEXAS, N.A., as Syndication Agent, WHITNEY NATIONAL BANK, as Documentation Agent, and the lenders party hereto (the "Lenders"), who agree as follows:


                               ARTICLE I

                              DEFINITIONS

     1.1. DEFINITIONS OF CERTAIN TERMS USED HEREIN. As used in this Agreement, the following terms shall have the following meanings:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business concern or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Additional Contingent Consideration" means consideration payable by the Borrower or its Subsidiaries to sellers subsequent to the closing of an Acquisition that is dependent on the performance of the acquired company following the Acquisition. The total Additional Contingent Consideration as of the Closing Date is set forth on SCHEDULE 8. Notwithstanding the foregoing definition, the amount of Additional Contingent Consideration to be included in the defined term "Indebtedness" for the purposes of calculating the financial covenants in Section 6.17, shall be the amount of Additional Contingent Consideration (excluding any accrued interest) which through the date of calculation of such covenant and based on the performance of the acquired company through the date of calculation of such covenant, the Borrower reasonably anticipates paying to the sellers at maturity.

     "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Eurodollar Interest Period, or (iii) made by the Agent on the Swing Line Loan.

     "Affected Lender" is defined in Section 3.7.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 20% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means Bank One, Louisiana, National Association, in its capacity as contractual representative of the Lenders pursuant to
Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X. "Agents" means the Agent, Wells Fargo Bank Texas, N.A., as Syndication Agent and Whitney National Bank, as Documentation Agent.

     "Aggregate Revolving Loan Commitment" means the aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "Aggregate Term Loan Commitment" means the aggregate of the Term Loan Commitments of all the Lenders.

     "Agreement" means this amended and restated credit agreement, as it may be amended or modified and in effect from time to time.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day or (ii) the Federal Funds Effective Rate for such day plus 1/2% per annum. "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One, NA (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes. "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Applicable Fee Rate" means, at any time, the percentage rate per annum at which commitment fees are accruing on the unused portion of the Aggregate Revolving Loan Commitment at such time as set forth in the Pricing Schedule.

     "Applicable Letter of Credit Fee Rate" means, at any time, with respect to Letters of Credit, the percentage rate per annum which is applicable at such time as set forth in the Pricing Schedule.

     "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

     "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Asset Sale" means the sale of any fixed assets, excluding sales in the ordinary course of business in any calendar year, in a single transaction or a series of related transactions, provided that such transaction or series of transactions results in the receipt of Net Sales Proceeds in excess of $500,000 individually and $2,000,000 in the aggregate per calendar year. Notwithstanding the foregoing, the following transactions will be deemed not to be Asset Sales: (A) a sale of assets by the Borrower to a Subsidiary or by a Subsidiary to the Borrower or to another Subsidiary; (B) any trade or exchange by the Borrower or any Subsidiary of equipment or other assets for equipment or other assets owned or held by another Person, provided that the fair market value of the assets traded or exchanged by the Borrower or such Subsidiary (together with any cash or cash equivalents) is reasonably equivalent to the fair market value of the assets (together with any cash or cash equivalent) to be received by the Borrower or such Subsidiary; (C) a sale of assets which are promptly replaced thereafter by assets of a similar type and value or otherwise useful in and to the business of the Borrower or one of the Subsidiaries; and (D) obsolete or worn-out equipment sold in the ordinary course of business.

     "Assignment Agreement" means any assignment agreement in the form of EXHIBIT B, executed and delivered pursuant to Section 12.3.

     "Authorized   Officer"   means  any  of  the  President,  any  Vice
President, Chief Financial Officer or Treasurer of the Borrower, acting singly.

     "Borrower"  means  Superior  Energy  Services,  Inc.,   a  Delaware
corporation, and its successors and assigns.

     "Borrowing Base" means at any time an amount equal to 80% of Eligible Accounts PLUS the lesser of 50% of Eligible Inventory, $25,000,000 or 40% of the Aggregate Revolving Loan Commitment.

     "Borrowing Base Certificate" means a certificate executed and delivered by the Borrower to the Agent from time to time setting forth the Borrowing Base as of a certain date and substantially in the form attached as EXHIBIT C.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.8.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New Orleans for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New Orleans for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP excluding (i) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, (ii) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed promptly by the lessor and (iii) expenditures constituting consideration for Permitted Acquisition.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Capitalized Lease Expenses" means, with reference to any period, the lease expenses of the Borrower and its Subsidiaries with respect to Capitalized Leases calculated on a consolidated basis for such period.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

     "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business,
(iv) certificates of deposit issued by, and time deposits with, commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000 or with any Lender; PROVIDED in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest, (v) money market mutual funds, and (vi) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clause (i) above entered into with any financial institution meeting the qualifications specified in clause (iv) above.

     "Change" is defined in Section 3.2.

     "Change in Control" means the acquisition, after the date hereof, by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of voting stock of the Borrower.

     "Closing Date" means the date upon which the conditions precedent to the initial Advance have been satisfied or waived by the Lenders and the Term Loans and initial Revolving Loans are made hereunder.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral" shall  mean  all of the types of property described in
Section  2.19,  or as otherwise described  as  such  in  any  Collateral
Documents.

     "Collateral Documents" means, collectively, all guaranties and all security agreements, financing statements, mortgages, deeds of trust, assignments creating and perfecting security interests, liens, or encumbrances in the assets of the Borrower and its Subsidiaries in favor of the Agent, for the benefit of the Lenders to secure the Secured Obligations.

     "Commitment" means, for each Lender, collectively, such Lender's Revolving Loan Commitment and Term Loan Commitment.

     "Compliance Certificate" means the certificate required from the Borrower from time to time in the form of EXHIBIT A, signed by an Authorized Officer of the Borrower.

     "Conversion/Continuation Notice" is defined in Section 2.9.

     "Default" means an event described in Article VII.

     "Domestic  Subsidiaries"  means  Subsidiaries   of   the   Borrower
incorporated or organized under the laws of any state of the United States of America.

     "EBITDA" means Net Income PLUS, to the extent deducted in determining Net Income, (i) Interest Expense, (ii) Income Taxes, (iii) depreciation expense, (iv) amortization expense, (v) other non-cash charges, and (vi) extraordinary losses, MINUS, to the extent included in determining Net Income, extraordinary gains, all calculated for the Borrower and its Subsidiaries on a consolidated basis; provided, however, that following a Permitted Acquisition by the Borrower or any of its Subsidiaries, calculation of EBITDA for the fiscal quarter in which such Permitted Acquisition occurred and each of the three fiscal quarters immediately following such Permitted Acquisition shall be made on a Pro Forma Basis.

     "Eligible Accounts" is defined on SCHEDULE 4.

     "Eligible Inventory" is defined on SCHEDULE 4.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "Equity Issuance" means the issuance, sale or other disposition by the Borrower or any Subsidiary of its capital stock, any rights, warrants or options to purchase or acquire any shares of its capital stock or any other security representing, convertible into or exchangeable for an equity interest in the Borrower or its Subsidiary.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, and having a maturity equal to such Eurodollar Interest Period, PROVIDED that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Eurodollar Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, and having a maturity equal to such Eurodollar Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Eurodollar Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One, NA or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of Bank One, NA's relevant Eurodollar Loan and having a maturity equal to such Eurodollar Interest Period.

     "Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three months or six months (or other period acceptable to all of the Lenders) commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months (or other period acceptable to all of the Lenders) thereafter, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second or third succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second or third succeeding month. If an Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest
Period shall end on the immediately preceding Business Day. Notwithstanding the foregoing, from the period from the Closing Date through the earlier of the completion of the syndication of the Obligations or 90 days after the Closing Date, at the Agent's option, the Eurodollar Interest Period shall not exceed 14 days.

     "Eurodollar Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (i) the quotient of
(a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (ii) the Applicable Margin.

     "Excess Cash Flow" means, for any fiscal year of the Borrower, and without duplication, (i) the sum of (a) Net Income, (b) depreciation and amortization, and (c) all extraordinary or nonrecurring cash gains, business interruption insurance proceeds and cash gains attributable to the sale of assets out of the ordinary course of business, MINUS (ii) the sum of (x) scheduled principal repayments on the Term Loan pursuant to Section 2.1.2, (y) Capital Expenditures made during such fiscal year (excluding the financed portion thereof), and (z) cash consideration paid to the sellers in connection with a Permitted Acquisition (excluding the financed portion thereof).

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

     "Income Taxes" means, with reference to any period, all federal, state and local income taxes paid or provided for (accrued) by the Borrower and its Subsidiaries, calculated on a consolidated basis for such period.

     "Indebtedness" of a Person means, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments, (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person; (viii) all reimbursement obligations relating to letters of credit, bankers' acceptances and similar instruments (but excluding performance bonds), (ix) all liabilities with respect to unfunded vested benefits under any Plan, (x) all endorsements (other than for collection or deposit in the ordinary course of business), (xi) all Additional Contingent Consideration, and (xii) all obligations under guaranties for any obligations described in clauses (i) through (xi) hereof.

     "Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period, and, in the case of a Permitted Acquisition, imputed interest determined as set forth in the definition of Pro Forma Basis.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "Issuing Bank" is defined in Section 2.3.1.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified herein, the term "Lenders" includes the Agent in its capacity as a lender.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued by a Lender upon the application of the Borrower or any of its Subsidiaries as set forth in Section 2.3.

     "Leverage Ratio" is defined in Section 6.19.2.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's loan (including the Swing Line Loan) made pursuant to Article II (or any conversion or continuation thereof), and collectively all Revolving Loans and Term Loans, whether made or continued as or converted to Floating Rate Loans or Eurodollar Loans.

     "Loan Documents" means this Agreement, any Notes issued pursuant to
Section 2.13 and the Collateral Documents.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Material Indebtedness" is defined in Section 7.5.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Equity Proceeds" means the aggregate cash proceeds received by the Borrower or any Subsidiary in respect of any Equity Issuance, net of (without duplication) the direct costs relating to such Equity Issuance (including without limitation, legal, accounting and investment banking fees and underwriting discounts and commissions).

     "Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Net Sales Proceeds" means the aggregate cash proceeds received by the Borrower or any Subsidiary in respect of any Asset Sale, net of (without duplication) (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, title insurance premiums, appraiser fees and costs incurred in connection with preparing such asset for sale) and any relocation or other related expenses incurred as a result thereof, (ii) amounts required to be applied to the repayment of Indebtedness (other than under this Agreement) secured by a Lien on the asset or assets that were the subject of such Asset Sale, and (iii) any amounts placed in escrow or reserves established in accordance with GAAP until such time as the escrow arrangement is terminated, in which case such Net Sales Proceeds shall include the amounts returned to the Borrower or Subsidiary from such escrow arrangement, taxes paid or estimated to be paid as a result thereof.

     "Net Worth" means, as of any time, total stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

     "Non-U.S. Lender" is defined in Section 3.5(iv).

     "Note" means any Term Note or any Revolving Note, or the Swing Line
Note.

     "Obligations" means all Indebtedness of the Borrower to the Lenders, from time to time, arising under the Loan Documents, including without limitation, all unpaid principal of and accrued and unpaid interest on the Loans, all commercial and standby letters of credit and bankers acceptances, issued by any Lender, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

     "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Other Taxes" is defined in Section 3.5(ii).

     "Overadvances" is defined in Section 2.2.2.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each month.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Acquisition" means an Acquisition permitted by the terms of Section 6.16, or otherwise consented to by the Agent and the Required Lenders.

     "Permitted Liens" is defined in Section 6.15.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code as to which the Borrower may have any liability.

     "Pricing Schedule" means SCHEDULE 2.

     "Pro Forma Basis" means, following a Permitted Acquisition, the calculation of the Indebtedness and EBITDA components of the Leverage Ratio and fixed charge coverage ratio for the fiscal quarter in which such Permitted Acquisition occurred and each of the three fiscal quarters immediately following such Permitted Acquisition with reference to the audited historical financial results of the Person, business, division or group of assets acquired in such Permitted Acquisition (or if such audited historical financial results are not available, such management prepared financial statements as are acceptable to the Agent) and the Borrower and its Subsidiaries for the applicable test period after giving effect on a pro forma basis to such Permitted Acquisition and assuming that such Permitted Acquisition had been consummated at the beginning of such test period. For purposes of calculating the EBITDA on a Pro Forma Basis, (i) the Borrower may exclude expenses reasonably believed by the Borrower will be saved as a result of the Acquisition, but only to the extent approved by the Agent in writing, and (ii) the Borrower shall include in such calculation, as imputed interest expense, interest on the cash paid by the Borrower to the sellers in connection with the Permitted Acquisition, during such test period at the Eurodollar Rate (assuming a 3-month Eurodollar Interest Period) as of the last day of such test period.

     "Pro Rata Share" means, with respect to any Lender at any time, the percentage obtained by dividing (i) the sum of such Lender's Term Loan and Revolving Loan Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (ii) the sum of the aggregate amount of all the Term Loans outstanding hereunder at such time and the Aggregate Revolving Loan Commitment at such time, PROVIDED, HOWEVER, that if all of the Revolving Loan Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means, with respect to any Lender at any time, the percentage obtained by dividing (x) the sum of such Lender's Term Loan and Revolving Loans outstanding at such time (excluding the amounts outstanding on the Swing Line Loan) by (y) the sum of the aggregate amount of all the Term Loans and Revolving Loans outstanding hereunder at such time.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, PROVIDED, HOWEVER, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

     "Reports" is defined in Section 9.6.

     "Required Lenders" means Lenders whose Pro Rata Shares, in the aggregate, are 66 2/3 % or greater, but in any event, at least two Lenders.

     "Reserve Requirement" means, with respect to an Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Revolving Loan" is defined in Section 2.2.1.

     "Revolving Loan Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans not exceeding the amount set forth adjacent to the caption "Revolving Loan Commitment" opposite its signature below or as set forth in any Assignment Agreement relating to any assignment that has become effective pursuant to Section 12.3, as such amount may be modified from time to time pursuant to the terms hereof.

     "Revolving Loan Termination Date" means October 31, 2005 or any earlier date upon which the Aggregate Revolving Loan Commitment is reduced to zero or otherwise terminated pursuant to the terms of Section 2.5.

     "Revolving Note" means any promissory note evidencing Revolving Loans issued at the request of a Lender pursuant to Section 2.13.

     "Risk-Based Capital Guidelines" is defined in Section 3.2.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Secured Obligations" means, collectively, (i)  the Obligations and
(ii) all Rate Management Obligations owing to one or more Lenders.

     "Subsidiary" means (i) any corporation, more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by the Borrower or by one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization, more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the Net Income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "Swing Line Loan" is defined in Section 2.2.4.

     "Swing Line Note" means the promissory  note  evidencing  the Swing
Line Loan.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but EXCLUDING Excluded Taxes.

     "Term Loan" is defined in Section 2.1.1.

     "Term Loan Commitment" means, for each Lender, the obligation of such Lender to make Term Loans not exceeding the amount set forth adjacent to the caption "Term Loan Commitment" opposite its signature below or as set forth in any Assignment relating to any assignment that has become effective pursuant to Section 12.3, as such amount may be modified from time to time pursuant to the terms hereof.

     "Term Loan Termination Date" means October 31, 2005.

     "Term Note" means any promissory note evidencing a Term Loan issued at the request of a Lender pursuant to Section 2.13.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                               ARTICLE II

                              THE CREDITS

     2.1. TERM LOANS.

     2.1.1. MAKING THE TERM LOANS. Each Lender severally agrees to make, on the Closing Date, a term loan to the Borrower in an amount equal to such Lender's Term Loan Commitment (each individually a "Term Loan" and, collectively, the "Term Loans"). All Term Loans shall be made by the Lenders on the Closing Date simultaneously, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan hereunder nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of any such failure.

     2.1.2. REPAYMENT OF THE TERM LOANS. The Term Loans shall be repaid in consecutive quarterly installments of principal, payable on each Payment Date commencing on December 31, 2000 and continuing each March 31, June 30, September 30 and December 31 thereafter until the Term Loan Termination Date, and the Term Loans shall be permanently reduced by the amount of each such installment on the date payment thereof is made hereunder. The quarterly installments shall be in the following aggregate amounts for the calendar quarters ending during the years indicated:

     PERIOD                             AGGREGATE QUARTERLY INSTALLMENT

     Closing date through and                     $ 2,500,000
     including September 30, 2001

     October 1, 2001 through and                  $ 3,750,000
     including September 30, 2002

     October 1, 2002 through and                  $ 5,000,000
     including September 30, 2003

     October 1, 2003 through and                  $ 6,250,000
     including September 30, 2004

     October 1, 2004 through and                  $10,000,000
     including June 30, 2005

Notwithstanding the foregoing, the then outstanding principal balance of the Term Loans, if any, shall be due and payable on the Term Loan Termination Date. No portion of any Term Loan shall be reborrowed once it is repaid. In addition to the foregoing installments payments, the Borrower may make voluntary prepayments and shall make mandatory prepayments as described in Section 2.7.

     2.2. REVOLVING LOANS; SWING LINE LOAN.

     2.2.1. MAKING THE REVOLVING LOANS. From and including the Closing Date and prior to the Revolving Loan Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding (i) the amount of its Revolving Loan Commitment (each individually a "Revolving Loan" and, collectively, the "Revolving Loans") or (ii) the Borrowing Base, in each case minus the sum of the aggregate principal amount of all outstanding Letters of Credit and the outstanding principal on the Swing Line Loan. Each Advance under this Section 2.2.1 shall consist of Revolving Loans made by each Lender ratably in proportion to such Lender's respective Pro Rata Share, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan hereunder nor shall the Revolving Loan Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Revolving Loan Termination Date. The Revolving Loan Commitments of the Lenders shall expire on the Revolving Loan Termination Date, and all amounts due on the Revolving Loans shall be payable on the Revolving Loan Termination Date.

     2.2.2. OVERADVANCES. At the request of Borrower, the Agent, with the approval of all of the Lenders, in their sole discretion, may (but shall have absolutely no obligation to), make Advances to the Borrower on behalf of the Lenders in amounts which cause the outstanding balance of the aggregate Revolving Loans to exceed the Borrowing Base (minus the outstanding principal on the Swing Line Loan) (any such excess Revolving Loan Advances are herein referred to collectively as "Overadvances"), and no such event or occurrence shall cause or constitute a waiver by the Agent or the Lenders of any Unmatured Default or Default that may result therefrom or of the Agent's or the Lenders' right to refuse to make any further Advances, or incur any obligations under Letters of Credit, as the case may be, at any time that an Overadvance exists or would result therefrom. All Overadvances shall constitute Floating Rate Loans, shall bear interest at the Default Rate and shall be payable on demand. The authority of the Agent to make Overadvances is limited to an aggregate amount not to exceed $1,000,000 at any time, shall not cause the aggregate amount of all outstanding Revolving Loans to exceed the Aggregate Revolving Loan Commitment, and may be revoked prospectively by a written notice to Agent signed by Required Lenders. The Borrower shall repay any Overadvances, in whole or in part, immediately upon demand therefor by the Agent, and any failure to do so shall constitute a Default.

     2.2.3. REPAYMENT OF THE REVOLVING LOANS. On the Revolving Loan Termination Date, the Borrower shall repay in full the outstanding principal balance of the Revolving Loans.

     2.2.4. MAKING THE SWING LINE LOAN. From and including the Closing Date, and prior to the Loan Termination Date, the Agent agrees, on the terms and conditions set forth in this Agreement, to make a revolving loan to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding $5,000,000 (the "Swing Line
Loan"). Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow amounts on the Swing Line Loans at any time prior to the Revolving Loan Termination Date. The aggregate principal amount outstanding on the Swing Line Loan shall constitute a portion of the Aggregate Revolving Loan Commitments (thereby reducing the amounts available under the Aggregate Revolving Loan Commitments for Revolving Loans and Letters of Credit on a dollar-for-dollar basis). The Swing Line Loan shall bear interest at the Floating Rate. The Swing Line Loan shall be considered a part of the Revolving Loans and any principal amounts outstanding on the Swing Line Loan for five (5) Business Days shall be repaid through an Advance on the Revolving Loans, whether or not an Unmatured Default or Default has occurred and is existing, except that the Borrower shall repay the Swing Line Loan in whole or in part immediately upon demand by the Agent, and failure to do so shall constitute a Default.

     2.3  LETTERS OF CREDIT.

     2.3.1 ISSUANCE OF LETTERS OF CREDIT. From and including the Closing Date, the Agent or, with the approval of the Borrower, any Lender (the "Issuing Lender") shall issue one or more standby Letters of Credit for the account of the Borrower or any of its Subsidiaries, pursuant to the Issuing Lender's standard form of application for standby letters of credit. The aggregate face amount of all outstanding Letters of Credit (i) shall constitute a portion of the Aggregate Revolving Loan Commitments (thereby reducing the Revolving Loan Commitments available for Revolving Loans on a dollar-for-dollar basis), and (ii) shall not exceed $10,000,000. The expiry date of all Letters of Credit shall be one year from the date of issuance (although a one-year Letter of Credit may provide for a one-year renewal period), but in no event later than five Business Days prior to the Revolving Loan Termination Date.

     2.3.2 RISK PARTICIPATION. Immediately upon the issuance of a Letter of Credit by the Issuing Lender, each other Lender shall be deemed to have automatically, unconditionally and irrevocably (except as provided for in Section 10.8) purchased from the Issuing Lender an undivided interest and participation in such Letter of Credit, the obligations in respect thereof, and the liability of the Issuing Lender, equal to the face amount of such Letter of Credit multiplied by such Lender's Pro Rata Share.

     2.3.3 LETTER OF CREDIT FEES. (a) The Borrower agrees to pay the Issuing Lender a fronting fee in an amount agreed between the Borrower and the Issuing Lender (but not less than 0.125% per annum on the face amount of the Letter of Credit), payable quarterly in arrears on the last day of each calendar quarter, for the term of the Letter of Credit, together with the Issuing Lender's customary letter of credit issuance and processing fees. The fronting fee and customary letter of credit issuance and processing fees shall be retained by the Issuing Lender and shall not be shared with the other Lenders;

     (b) In addition, the Borrower agrees to pay the Agent a fee equal to the Applicable Letter of Credit Fee Rate (on a per annum basis) shown on the Pricing Schedule times the aggregate face amount of all outstanding Letters of Credit (as reduced from time to time), payable quarterly in arrears on the last day of each calendar quarter, for the term of the Letter of Credit and shall be shared by the Issuing Lender and the other Lenders on the basis of each Lender's Pro Rata Share.

     2.3.4 GUARANTY OF SUBSIDIARIES. The Borrower hereby absolutely and unconditionally guarantees the prompt and punctual payment of all Indebtedness of all Subsidiaries to the Agent and Lenders arising from the issuance of any Letters of Credit for the account of one or more Subsidiaries.

     2.4. TYPES OF ADVANCES. The Advances must be either Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

     2.5. COMMITMENT FEE; REDUCTIONS IN AGGREGATE REVOLVING LOAN COMMITMENT. (a) The Borrower agrees to pay to the Agent, to be shared by the Lenders on the basis of each Lender's Pro Rata Share, a commitment fee at a per annum rate equal to the Applicable Fee Rate on the daily unused portion of the Aggregate Revolving Loan Commitment from the date hereof to and including the Revolving Loan Termination Date, payable quarterly in arrears on last day of each calendar quarter hereafter and on the Revolving Loan Termination Date. For the purposes hereof, "unused portion" shall mean the Aggregate Revolving Loan Commitment, MINUS the aggregate principal amount outstanding on all Revolving Loans, MINUS the aggregate face amount of all outstanding Letters of Credit. Swing Line Loans shall not count as usage of any Lender's Revolving Loan Commitment for purposes of calculating the commitment fee due hereunder.

     (b) The Borrower may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders in integral multiples of $1,000,000, upon at least five Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, PROVIDED, HOWEVER, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Loans, the Swing Line Loan and the aggregate face amount of all outstanding Letters of Credit. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Revolving Loans hereunder.

     2.6. MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Advance shall be in the minimum amount of $1,000,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance (other than an Advance to repay a Swing Line Loan) shall be in the minimum amount of $200,000 (and in multiples of $100,000, if in excess thereof), PROVIDED, HOWEVER, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Loan Commitment.

     2.7. PREPAYMENTS.

     2.7.1. OPTIONAL PREPAYMENTS. The Borrower may from time to time pay, without penalty or premium, in a minimum aggregate amount of $5,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances (or the full outstanding balance of all Floating Rate Advances, if less than such minimum), upon one Business Days' prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but otherwise without penalty or premium, in a minimum aggregate amount of $5,000,000 or any integral multiple of $100,000 in excess thereof, any portion (or the full outstanding balance of all Eurodollar Advances, if less than such minimum) of the outstanding Eurodollar Advances upon five Business Days' prior notice to the Agent. Any such optional prepayments shall be applied to the principal installments payable under Section 2.1.2 in the inverse order of maturity.

     2.7.2. MANDATORY PREPAYMENTS. The Borrower shall make prepayments of the outstanding amount of the Term Loan (in addition to the scheduled principal installments) upon not less than one Business Day's prior notice to the Agent, in amounts equal to either or both of the following: (i) 75% of Excess Cash Flow of the Borrower for any fiscal year ending December 31, 2001 or thereafter, MINUS the aggregate principal amount of all voluntary prepayments of the Term Loan made during such fiscal year; and (ii) 100% of the Net Sales Proceeds received by the Borrower or any Subsidiary from Asset Sales permitted by this Agreement or (if not permitted by this Agreement) consented to by the Agent and the Required Lenders. In the case of clause (i), the prepayment shall be made within 10 days after the Agent's receipt of the annual audited financial statements of the Borrower, but in no event later than 130 days after the end of each fiscal year of the Borrower; provided that no such prepayment based on the Excess Cash Flow of the Borrower for any fiscal year shall be required if the Leverage Ratio as of the end of such fiscal year is less than 2.75 to 1.00. In the case of clause (ii), the prepayment shall be made not later than 30 days after the consummation of the Asset Sale. If such prepayment constitutes a repayment of a Eurodollar Advance on a date which is not the last day of a Eurodollar Interest Period, the Borrower shall not be required to pay any amounts that would otherwise be due under this Agreement (including without limitation, Section 3.4) for the repayment of a Eurodollar Rate Advance prior to the last day of the Eurodollar Interest Period. Any such mandatory prepayment shall be applied to the principal installments payable under Section 2.1.2. in the inverse order of maturity.

     2.8. METHOD OF SELECTING TYPES AND EURODOLLAR INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Eurodollar Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (New Orleans time) at least one Business Day before the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan) and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

     (i) the Borrowing Date, which shall be a Business Day, of such Advance,

     (ii) the aggregate amount of such Advance,

     (iii)the Type of Advance selected, and whether such Advance is comprised of Term Loans or Revolving Loans, and

     (iv) in the case of each Eurodollar Advance, the Eurodollar Interest Period applicable thereto.

Not later than noon (Central time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in New Orleans to the Agent at its address specified pursuant to Article
XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     The Borrower shall not be entitled to more than six Eurodollar Rate tranches and one Floating Rate tranche at any one time on the Revolving Loan, and only three Eurodollar Rate tranche and one Floating Rate tranche at any one time on the Term Loan.

     2.9. CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances (other than Swing Line Loans) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Eurodollar Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or 2.1.2 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Eurodollar Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (New Orleans time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation,

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and whether such Advance is comprised of Term Loans or Revolving Loans, and

     (iii)the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Eurodollar Interest Period applicable thereto.

     2.10. CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made but excluding the date it is paid, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Eurodollar Interest Period applicable thereto to (but not including) the last day of such Eurodollar Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Eurodollar Interest Period with respect to any Term Loan may end after the Term Loan Termination Date and no Eurodollar Interest Period with respect to any Revolving Loan may end after the Revolving Loan Termination Date. The Borrower shall use commercially reasonable efforts to select Eurodollar Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Eurodollar Interest Period in order to make a mandatory repayment required by this Agreement.

     2.11. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section
8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Eurodollar Interest Period at the rate otherwise applicable to such Eurodollar Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, PROVIDED that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

     2.12. METHOD OF PAYMENT. All payments of the Secured Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Central time) on the date when due and, shall (except with respect to repayment of the Swing Line Loan) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with the Agent for each payment of principal, interest and bank fees as they become due hereunder; all other fees due hereunder shall be paid by Borrower upon the receipt of an invoice at Borrower's address.

     2.13. NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Eurodollar Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

     (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be PRIMA FACIE evidence of the existence and amounts of the Obligations therein recorded; PROVIDED, HOWEVER, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

     (iv) Any Lender may request that its Revolving Loans or Term Loans, or the Agent may request that its Swing Line Loan, be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note for such Loans payable to the order of such Lender in a form supplied by the Agent and acceptable to such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.14. TELEPHONIC NOTICES. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.15. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest at the Floating Rate shall be calculated for actual days elapsed on the basis of a 365-day (366-day in leap year) basis. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Eurodollar Interest Period (or if the applicable Eurodollar Interest Period is greater than three months, on the last day of the third month of such Eurodollar Interest Period), on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest at the Eurodollar Rate and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.16. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate and Eurodollar Interest Period applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.17. LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

     2.18. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal or interest to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.19 COLLATERAL. Except as provided to the contrary herein, the Secured Obligations shall be secured by the following: (i) first priority perfected security interest in all inventory, accounts, equipment, vessels, instruments, chattel paper, documents, general intangibles (and proceeds thereof and in the case of inventory, all products thereof) of the Borrower or any Domestic Subsidiary; (ii) first priority perfected security interest in all outstanding shares of stock or partnership or membership interests, as the case may be, of each Subsidiary (except in the case of any direct Subsidiary of the Borrower or any Domestic Subsidiary incorporated outside of the United States, the security interest shall extend to 66% of the outstanding shares thereof); and (iii) solidary (joint and several) guaranties by each of the Domestic Subsidiaries, including any Domestic Subsidiaries acquired or created after the Closing Date. The Borrower covenants and agrees to cause any Domestic Subsidiary acquired or created after the Closing Date to execute a guaranty of the Secured Obligations and to execute appropriate Collateral Documents (including lockbox and pledged deposits agreements) concerning the assets of the Domestic Subsidiary to further secure the Obligations, within 60 days after the acquisition or creation of such Domestic Subsidiary; provided, however, that the Borrower shall not be required to cause a Subsidiary to execute a guaranty of the Secured Obligations or security interest in assets if either the total assets and total revenues of such Subsidiary are less than 5% of the total assets and total revenues of the Borrower and its Subsidiaries. In addition, the Borrower covenants and agrees to execute a security agreement granting a first priority security interest in all of the outstanding capital stock or membership or partnership interest of any Domestic Subsidiary acquired or created after the Closing Date, or 66% of the outstanding capital stock or membership or partnership interest of any direct foreign Subsidiary acquired or created after the Closing Date, in each case to further secure the Secured Obligations, within 60 days after the acquisition or creation of such Subsidiary.

                              ARTICLE III

                        YIELD PROTECTION; TAXES


     3.1. YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

     (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

     3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means
(i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. AVAILABILITY OF TYPES OF ADVANCES. If any Lender reasonably determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

     3.4. FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise (but excluding a mandatory prepayment under Section 2.7.2), or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     3.5. TAXES. (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

     (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

     (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

     (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after becoming a party to this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, UNLESS an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; PROVIDED that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

     (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

     3.6. LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

     3.7. REPLACEMENT OF LENDER. If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, PROVIDED that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and PROVIDED FURTHER that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of EXHIBIT B and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.


                               ARTICLE IV

                          CONDITIONS PRECEDENT

     4.1. INITIAL ADVANCE. The Lenders shall not be required to make the initial Advance hereunder unless the Borrower has furnished to the Agent and, if required by the Agent, with sufficient copies for the Lenders (or has otherwise satisfied the Agent):

     (i) Copies of the articles of incorporation of the Borrower and the corresponding organization documents of all of its Domestic Subsidiaries, together with all amendments, each certified by the Secretary or Assistant secretary of Borrower, and a certificate of good standing for the Borrower and its Subsidiaries, each certified by the appropriate governmental officer in its jurisdiction of incorporation, and copies of the articles of incorporation of any foreign Subsidiary, together with all amendments certified by the secretary of said Subsidiary.

     (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower and the authorized person for each Subsidiary, of its Board of Directors' resolutions or consent of members or partners, and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower or any Subsidiary is a party.

    (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

     (iv) This Agreement executed by the Borrower, Agent and Lenders.

      (v) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

     (vi) The Collateral Documents executed by the Borrower and/or all of its Domestic Subsidiaries, together with the stock certificates affected by the security interests described in
          Section 2.19.

    (vii) A written opinion of the Borrower's counsel, addressed to the Lenders, in form and substance satisfactory to the Agent.

   (viii) Audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 1999, accompanied by the unqualified opinion of the Borrower's independent certified public accountants; and interim unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal quarters ended March 31, 2000 and June 30, 2000 certified by the Authorized Officer of the Borrower, prepared in accordance with GAAP.

     (ix) Pro forma opening financial statements and projections of the Borrower giving effect to all completed acquisitions and the closing of the Loan, together with such information as the Agent may reasonably require to confirm the tax, legal and business assumptions made in the financial statements provided to the Agent.

      (x) Lien searches covering the Collateral evidencing no liens or encumbrances against the Collateral, except for liens and encumbrances securing Indebtedness that will be refinanced in full with the proceeds of the initial Advances on the Loans and for Permitted Liens.

     (xi) Written money transfer instructions addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

    (xii) One or more insurance certificates evidencing the insurance required to be maintained by the Borrower and the Domestic Subsidiaries pursuant to this Agreement and the Collateral Documents.

   (xiii) Copies of all  environmental  reports  or surveys relating to
          immovable   (real)   property   of   the  Borrower   and   its
          Subsidiaries, to the extent in the possession of the Borrower or its Subsidiaries.

    (xiv) For any Collateral that constitutes documented vessels: (a) appraisals or surveys of fair market value, and (b) abstracts of title, all in form and substance satisfactory to the Agent.

     (xv) Certificate of an Authorized Officer of the Borrower to the effect that (a) there has been no Material Adverse Effect since December 31, 1999 and (b) on the Closing Date no Unmatured Default or Default exists.

    (xvi) Such other documents as any Lender or its counsel may have reasonably requested.

   (xvii) Immediately following the initial Advances on the Loans on the Closing Date, the Borrower will continue to have at least
          $30,000,000   of   availability   under   the  Revolving  Loan
          Commitment.

     4.2. EACH ADVANCE. The Lenders shall not (except as otherwise set forth in Section 2.2.5 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Advance unless on the applicable Borrowing Date:

       (i) There exists no Default or Unmatured Default.

      (ii) The representations and warranties contained in Article V are true and correct in all material respects as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

     (iii) All matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

     (iv) No Material Adverse Effect relating to the Borrower and its Subsidiaries has occurred since the Closing Date or the date of any financial statements of the Borrower submitted subsequent to the Closing Date.

     Each Borrowing Notice and each Conversion/Continuation Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.


                               ARTICLE V

                     REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

     5.1. EXISTENCE AND STANDING. The Borrower is a corporation and each of its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where such failure could not reasonably be expected to have a Material Adverse Effect.

     5.2. AUTHORIZATION AND VALIDITY. Each of the Borrower and its Subsidiaries has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower and its Subsidiaries of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or company proceedings, and the Loan Documents to which the Borrower and its Subsidiaries is a party constitute legal, valid and binding obligations of the Borrower and its Subsidiaries enforceable against the Borrower and its Subsidiaries in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower and its Subsidiaries of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except where such failure could not reasonably be expected to have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the Advances under this Agreement, the payment and performance by the Borrower of the Secured Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     5.4. FINANCIAL STATEMENTS. The audited December 31, 1999 and the unaudited March 31, 2000 and June 30, 2000 financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5. MATERIAL ADVERSE CHANGE. Since December 31, 1999 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

     5.6. TAXES. The Borrower and its Subsidiaries have filed or caused to be filed all United States federal tax returns or extensions relating thereto and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. The United States income tax returns of the Borrower and its Subsidiaries have been closed by the Internal Revenue Service through the fiscal year ended ______________, ____. No tax liens have been filed with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7. LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4, except for Additional Contingent Consideration that may be payable in connection with an Acquisition.

     5.8. SUBSIDIARIES. SCHEDULE 3 contains an accurate list of all Subsidiaries of the Borrower as of the Closing Date, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, and the Borrower has not withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10. ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries in writing to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

     5.11. REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12. MATERIAL AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect if the Borrower or its Subsidiaries complies with the terms thereof. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

     5.13. COMPLIANCE WITH LAWS. To the best of the knowledge of the officers of the Borrower, the Borrower and its Subsidiaries have complied with all laws, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, including, without limitation, Regulation U, T and X of the Board of Governors of the Federal Reserve System, and all Environmental Laws, except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

     5.14. OWNERSHIP OF PROPERTIES. On the date of this Agreement, the Borrower and/or its Subsidiaries will have good title, free of all Liens other than Permitted Liens, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and/or its Subsidiaries, excluding sales in the ordinary course since that date.

     5.15. PLAN ASSETS; PROHIBITED TRANSACTIONS. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R.
<section> 2510.3-101 of an employee benefit plan (as defined  in Section
3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code.

     5.16.  ENVIRONMENTAL  MATTERS.   In  the  ordinary  course  of  its
business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that it is aware of no non-compliance with the Environmental Laws that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17. INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19. SOLVENCY. (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof. The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.


                               ARTICLE VI

                               COVENANTS


     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. FINANCIAL REPORTING.   The  Borrower will maintain, for itself
and for each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Lenders:

     (i) Within 90 days after the close of each of the Borrower's fiscal years, an unqualified audit report certified by KPMG LLP or independent certified public accountants acceptable to the Agent, prepared in accordance with GAAP on a consolidated basis for Borrower and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss statement, statement of changes in shareholders equity and statement of cash flows (but excluding any work papers relating thereto), accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

     (ii) Within 45 days after the close of each of Borrower's fiscal quarters of the Borrower and its Subsidiaries, consolidated unaudited balance sheets as at the close of each fiscal quarter and consolidated profit and loss statements for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

    (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a Compliance Certificate.

     (iv) Within 20 days after the end of each month, a Borrowing Base Certificate with respect to the Borrower and its Subsidiaries, accompanied by such supporting detail and documentation as shall be requested by the Agent.

      (v) Within 20 days after the close of each of Borrower's fiscal quarters, an accounts receivable aging report for the Borrower and its Subsidiaries as of the close of such quarter, in form and substance satisfactory to the Agent (including notations indicating which accounts receivable are supported by letters of credit issued or confirmed by banks located in the United States).

     (vi) As soon as available, but in any event within 30 days after the beginning of Borrower's fiscal year, a copy of the operating plan (including a projected balance sheet, income statements and funds flow statement) of the Borrower and its Subsidiaries for each fiscal quarter of such fiscal year and for such fiscal year as a whole, including a statement of all material assumptions on which such plan is based.

    (vii) As soon as possible and in any event within 10 days after the Borrower has actual knowledge that any Reportable Event has occurred with respect to any Plan, a statement signed by an Authorized Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

   (viii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     (ix) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

      (x) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries filed with the Securities and Exchange Commission.

     (xi) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2. USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to use the proceeds of the Loans for one or more of the following: (i) to refinance existing indebtedness of the Borrower and its Subsidiaries existing on the Closing Date, (ii) for Capital Expenditures and Acquisitions permitted by this Agreement, and (iii) for general corporate purposes.

     6.3. NOTICE OF DEFAULT. The Borrower will (a) give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect, and (b) promptly advise by written notice to the Agent of any material inaccuracy in any representation or warranty set forth in Article V which occurs due to events or circumstances arising after the Closing Date (whether or not the subject of such inaccuracy could reasonably be expected to cause or give rise to a Material Adverse Effect).

     6.4. CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in the same general fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     6.5. TAXES. The Borrower will, and will cause each of its Subsidiaries to, timely file complete and to the best of the Borrower's knowledge. correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, or extensions relating thereto, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

     6.6. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, or as otherwise provided in the Collateral Documents, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

     6.7. COMPLIANCE WITH LAWS; ENVIRONMENTAL MATTERS. (a) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its Property may be subject including, without limitation, Regulations U, T, and X of the Board of Governors of the Federal Reserve System, and also including, without limitation, ERISA and Environmental Laws.

     (b) The Borrower will, and will cause each of its Subsidiaries to, and will use its reasonable best efforts to cause each of their agents, contractors and sub-contractors (while such Persons are acting within the scope of their contractual relationship with the Borrower or the Subsidiaries) to comply in all material respects with all applicable Environmental Laws, and to prevent the unauthorized release, discharge, disposal, escape or spill of hazardous substances on or about the properties owned or operated by the Borrower or the Subsidiaries.

     6.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, do all things reasonably necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition in light of the uses for such Property, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9. INSPECTION. The Borrower will, and will cause each of its Subsidiaries to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals, subject to prior reasonable notice and during business hours, as the Agent or any Lender may designate.

     6.10. DIVIDENDS. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary.

     6.11. INDEBTEDNESS.  The  Borrower will not, nor will it permit any
of  its  Subsidiaries  to,  create,   incur   or  suffer  to  exist  any
Indebtedness, except:

      (i) The Loans.

     (ii) Indebtedness   arising  under  Rate  Management   Transactions
          related to the Loans.

    (iii) Trade credit or other contractual obligations to acquire goods, supplies, and services, including, without limitation, obligations incurred to employees for compensation for services rendered in the ordinary course of business, or merchandise on terms similar to those granted to purchasers in similar lines of business as Borrower or its Subsidiaries and incurred in the ordinary course of business.

     (iv) Rental payments on Operating Leases.

      (v) Deferred taxes.

     (vi) Unfunded  pension  fund  and  other   employee   benefit  plan
          obligations and liabilities, but only to the extent they are permitted to remain unfunded under applicable law.

    (vii) Endorsements for collection, deposits or negotiation and warranties or products or services, in each case incurred in the ordinary course of business.

   (viii) Indebtedness in respect of performance, surety or appeal bonds obtained in the ordinary course of Borrower's or any Subsidiary' business.

     (ix) Indebtedness from the Borrower in favor of one or more of its Subsidiaries or from one or more of its Subsidiaries in favor of the Borrower or one or more of the Subsidiaries in favor of one or more of the other Subsidiaries.

      (x) Indebtedness representing the unpaid purchase price of equipment used in the operations of the Borrower and its Subsidiaries up to the aggregate amount of $5,000,000 at any one time.

     (xi) Indebtedness incurred in connection with the acquisition or leasing of motor vehicles used by employees or representatives of the Borrower and its Subsidiaries in the ordinary course of business, up to the aggregate amount of $6,000,000 at any one time.

    (xii) Additional Contingent Consideration incurred by the Borrower or any Subsidiary in connection with a Permitted Acquisition.

   (xiii) Indebtedness not described in clauses (i) through (xii) above existing on the Closing Date as set forth on SCHEDULE 5 hereto

    (xiv) Other unsecured Indebtedness not exceeding $5,000,000 in the aggregate principal amount outstanding at any time.

     (xv) Indebtedness incurred or assumed by the Borrower and its Subsidiaries as a result of a Permitted Acquisition (a) that is unsecured or secured only by collateral consisting of property, plant and equipment of the acquired business or entity that was provided by such business or entity prior to the consummation of any such Permitted Acquisition, and (b) that was not incurred in anticipation of any such Permitted Acquisition, not exceeding $5,000,000 in the aggregate.

    (xvi) Indebtedness guaranteed by the Maritime Administration under Title XI of the Merchant Marine Act of 1946, as amended, for the construction of liftboats, up to the aggregate principal amount of $45,000,000.

   (xvii) The refinancing of any Indebtedness described in the foregoing
          Section 6.11(i) through (xvi).

     6.12. MERGER. The Borrower will not, nor will it permit any of its Subsidiaries to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary, the Borrower or a Subsidiary may merge with another Person to affect an Acquisition permitted by Section 6.14.

     6.13. SALE  OF  ASSETS.   The Borrower will not, nor will it permit
any of its Subsidiaries to, lease, sell or otherwise dispose of its Property to any other Person, except:

     (i)  Sales of inventory in the ordinary course of business.

    (ii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries, taken as a whole.

   (iii)  Transfers of Property among the Borrower and its Subsidiaries.

    (iv) A sale of assets which are promptly replaced thereafter by assets of a similar type and value, or otherwise useful in the business of the Borrower or one of the Subsidiaries.

     (v) Obsolete or worn-out equipment sold in the ordinary course of business.

     6.14. INVESTMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Investments, except:

     (i)  Cash Equivalent Investments.

     (ii) Advances or Investments by the Borrower in or to any one or more of its Subsidiaries or by any Subsidiary in or to the Borrower or any other Subsidiary.

    (iii) Acquisition of current assets or liabilities arising from the sale or lease or goods, the rendition of services or the extension of credit in the ordinary course of business of the Borrowers and its Subsidiaries, including, without limitation, investments in accounts, contract rights, chattel paper and notes receivable.

     (iv) Advances to officers, shareholders, and employees of Borrower not to exceed $500,000 in the aggregate at any one time.

      (v) Rate Management Obligations in favor of any Lender.

     (vi) Investments in Subsidiaries and other Investments existing on the Closing Date and described on SCHEDULE 6.

    (vii) Permitted Acquisitions.

   (viii) Strategic investments, including without limitation, joint venture arrangements, loans and loans convertible to equity, up to an aggregate, at any one time, of $10,000,000.

     6.15. LIENS. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except for the following (collectively, the "Permitted Liens"):

     (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

    (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

     (v) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

     (vi) Liens  constituting   purchase  money  security  interests  in
          equipment securing Indebtedness permitted by Section 6.11 (x).

    (vii) Liens  constituting  security   interests  in  motor  vehicles
          securing Indebtedness permitted by Section 6.11(xi).

   (viii) Attachment, judgment and other similar, non-tax Liens in connection with court proceedings, but only if and for so long as the execution or other enforcement of such Liens is and continues to be effectively stayed and bonded on appeal in a manner reasonably satisfactory to Lenders for the full amount of such Liens, the validity and amount of the claims secured thereby are being actively contested in good faith and by appropriate lawful proceedings, such Liens do not, in the aggregate, materially detract from the value of the Property of the Borrower or any of its Subsidiaries or materially impair the use thereof in the operation of the Borrower's or any of its Subsidiaries' business and such Liens are and remain junior in priority to the Liens in favor of the Lender.

     (ix) Liens not described in clauses (i) through (viii) above existing on the Closing Date as set forth on on SCHEDULE 7 hereto.

     (x) Other Liens that secure less than $1,000,000 of Indebtedness, provided that such Liens do not encumber real estate, vessels or accounts.

     (xi) Liens in existence on the date of a Permitted Acquisition, securing Indebtedness permitted by this Agreement and encumbering the assets of any Subsidiary acquired after the date of this Agreement.

    (xii) Liens constituting security interests in liftboats securing Indebtedness permitted by Section 6.11(xvi).

   (xiii) Liens permitted by the Required Lenders in writing.

     6.16. ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, make any Acquisition of any Person, except as follows: (i) the Acquisition shall be with the consent of the Person (non-hostile); (ii) the total consideration for the Acquisition shall not exceed $10,000,000; (iii) the total consideration (including all Additional Contingent Consideration) of all Acquisitions during the term of this Agreement shall not exceed $30,000,000 in the aggregate (provided, however, that the acquisition of International Snubbing Services, Inc. and its affiliates shall not count against this
$30,000,000 limit); (iv) the business and assets subject to the Acquisition shall be in the same line of business as the Borrower and its Subsidiaries; (v) the location of the corporate or company headquarters of the Person subject to the Acquisition shall be in the United States of America and less than a Substantial Portion of the assets of the Borrower and the Subsidiaries, taken as a whole after giving effect to the Acquisition, shall be located outside of the United States of America at any one time; (vi) at the time of the Acquisition, no Unmatured Default and no Default shall exist; (vii) no Default shall exist as a result of the Acquisition; (viii) in the case of a merger, the Borrower or a Subsidiary of the Borrower shall be the surviving entity; (ix) immediately following the Acquisition, the Borrower and its Subsidiaries shall be in compliance with all material applicable laws and regulations; (x) the Borrower and the affected Subsidiaries shall grant a security interest in the assets subject to the Acquisition similar in nature to the Collateral and in the stock membership interest or partnership interest in any new Subsidiary in favor of the Agent and the Lenders in which the Borrower has invested more than $1,000,000;
(xi) the Borrower shall submit a legal opinion with respect to the Acquisition to the Agent, in form and substance reasonably satisfactory to the agent; (xii) based on pro forma financial statements, the Borrower shall have at least $15,000,000 of availability under the Revolving Loan Commitment immediately following the Acquisition; and
(xiii) based on pro forma financial statements, the Leverage Ratio immediately following the Acquisition shall be at least 0.375 below the maximum Leverage Ratio required by this Agreement at the time of the Acquisition. If the Borrower desires a waiver or modification of any of the foregoing conditions in the case of a particular Acquisition, approval of the Required Lenders must be obtained; any approval of a waiver or modification of a condition for a particular Acquisition shall not apply to or be binding on the Lenders with respect to any subsequent Acquisition.

     6.17. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

     6.18 APPRAISALS. At any time following the Closing Date, the Agent shall have the right to, or the Agent at the request of the Required Lenders shall, order and obtain appraisals from a nationally recognized firm reasonably acceptable to the Agent, and in form and substance satisfactory to the Agent, of the fair market value of all of the fixed assets (including property, plant, vessels and equipment) of the Borrower and its Subsidiaries, at the Borrower's expense, once prior to the Revolving Loan Termination Date. The Borrower shall cooperate with the Agent and the appraiser so as to facilitate the delivery of the appraisal within 60 days after the Agent's request therefor.

     6.19 FINANCIAL COVENANTS.

     6.19.1 MINIMUM NET WORTH. The Borrower will not permit its Net Worth, determined as of the end of each fiscal quarter, to be less than the sum of (i) $162,643,250, PLUS (ii) 50% of positive Net Income for such fiscal quarter (with no deduction for net losses) beginning with the fiscal quarter ending September 30, 2000, PLUS (iii) 100% of Net Equity Proceeds during such fiscal quarter, beginning with the fiscal quarter ending September 30, 2000.

     6.19.2 MAXIMUM LEVERAGE RATIO. The Borrower will not permit the ratio (the "Leverage Ratio"), determined on a Pro Forma Basis, of (i) Indebtedness as of the end of each fiscal quarter to (ii) EBITDA for the four fiscal quarters ending with such fiscal quarter, to be greater than the following for the periods indicated:

     PERIOD                             MAXIMUM LEVERAGE RATIO

     Closing Date through and                3.25 to 1.00
     including December 31, 2000

     January 1, 2001 through and             3.00 to 1.00
     including December 31, 2001

     January 1, 2002 and thereafter          2.75 to 1.00

     6.19.3 MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the ratio, determined on a Pro Forma Basis as of the last day of each fiscal quarter, of (i) EBITDA for the four fiscal quarters ending with such fiscal quarter, to (ii) the sum of Interest Expense, PLUS scheduled principal payments on the Term Loans (excluding any mandatory prepayments), PLUS cash Income Taxes actually paid, in each case for such four-fiscal quarter period, to be less than 1.50 to 1.00.

     6.19.4 MAXIMUM CAPITAL EXPENDITURES. The Borrower will not permit its Capital Expenditures (on a non-cumulative basis) in any fiscal year to be greater than $35,000,000, except that the Borrower may carry forward to the succeeding fiscal year (but not any fiscal year thereafter) 50% of the excess of $35,000,000 over Capital Expenditures during a fiscal year.


                              ARTICLE VII

                                DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

      7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

       7.2. Nonpayment of any interest or principal on the Loan, or nonpayment of any commitment fee or other obligations under any of the Loan Documents, or nonpayment of any Rate Management Obligations to any Lender, or nonpayment of any reimbursement obligations to a Lender under any Letter of Credit, in each case within five days after the same becomes due.

      7.3. The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18 or
6.19.

       7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within 30 days after written notice from the Agent or any Lender.

      7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness to any Person other than the Lenders aggregating in excess of $2,000,000 ("Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

      7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

      7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

      7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

      7.9. The Borrower or any of its Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $10,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10.  Any Change in Control shall occur.

     7.11. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Substantial Portion of the Collateral purported to be covered thereby, except as permitted by the terms of this Agreement or any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document.


                              ARTICLE VIII

             ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1. ACCELERATION. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2. AMENDMENTS. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

     (i) Extend the maturity of Loan, or extend or postpone any payment of principal and/or interest due under any Loan, or forgive all or any portion of the principal amount of any Loan, or reduce the rate or extend the time of payment of interest or fees thereon, or forebear in the collection of any Loan, or grant a payment moratorium on any Loan; or amend the definitions of "Alternate Base Rate," "Applicable Margin", "Eurodollar Base Rate", "Eurodollar Interest Period," or "Eurodollar Rate" or amend the Pricing Schedule.

     (ii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters, or amend the definitions of "Required Lenders" or "Pro Rata Share".

    (iii) Extend the Revolving Loan Termination Date or the Term Loan Termination Date, or increase or reduce the amount of the Aggregate Revolving Loan Commitment or of the Revolving Loan Commitment of any Lender hereunder, or of the Aggregate Term Loan Commitment or of the Term Loan Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

     (iv) Amend this Section 8.2.

      (v) Except as provided in the Collateral Documents, release all or any Substantial Portion of the Collateral (including any guarantor of the Secured Obligations); provided, however, that the Agent may release any Collateral in order to give effect to, or otherwise in connection with, any asset sale, lease or other disposition, or secured financing or other financing transaction permitted by this Agreement, in which case the Lenders authorize the Agent to execute and deliver any and all related release documents without the further consent of any Lender.

     (vi) Waive any Default if the practical effect of such waiver allows the Agent and/or Required Lenders to effectuate any of the items or matters listed in clauses (i) through (v) of this
          Section 8.2 (except that any waiver or amendments of the financial covenants set forth in Section 6.19 shall require the consent of the Required Lenders).

     No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Secured Obligations have been paid in full.


                               ARTICLE IX

                           GENERAL PROVISIONS


     9.1. SURVIVAL   OF  REPRESENTATIONS.    All   representations   and
warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

     9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. HEADINGS.   Section  headings  in the Loan Documents  are  for
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

     9.5. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, PROVIDED, HOWEVER, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.6. EXPENSES; INDEMNIFICATION. (i) The Borrower shall reimburse the Agent and the Arranger for any costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower acknowledges that from time to time the Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by the Agent from information furnished to it by or on behalf of the Borrower, after the Agent has exercised its rights of inspection pursuant to this Agreement.

     (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

     9.7. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.8. ACCOUNTING.   Except  as  provided to the contrary herein, all
accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

     9.9. SEVERABILITY   OF  PROVISIONS.   Any  provision  in  any  Loan
Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10. NONLIABILITY OF LENDERS. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lenders. Neither the Agents, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agents, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agents, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agents, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11. CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and
(vii) permitted by Section 12.4.

     9.12. NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

     9.13. DISCLOSURE The Borrower and each Lender hereby (i) acknowledge and agree that the Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and (ii) waive any liability of the Agent or such Affiliate of the Agent to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of the Agent or its Affiliates.

                               ARTICLE X

                               THE AGENT

     10.1. APPOINTMENT; NATURE OF RELATIONSHIP. Bank One, Louisiana, National Association is hereby appointed by each of the Lenders as its contractual representative hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agents shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agents (i) do not hereby assume any fiduciary duties to any of the Lenders, (ii) are a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) are acting as independent contractors, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agents on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto; PROVIDED, HOWEVER in the event of a conflict between the terms and provisions of any Loan Document (other than this Agreement) and this Agreement, the terms and conditions of this Agreement shall control. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents, subject to any limitation contained in this Agreement, to be taken by the Agent.

     10.3.  GENERAL  IMMUNITY.   Neither the Agents  nor  any  of  their
directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agents nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any Advance hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in the Collateral; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agents shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. ACTION ON INSTRUCTIONS OF LENDERS. Except as may otherwise be provided in Section 8.2, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. EMPLOYMENT OF AGENTS AND COUNSEL. Except as may otherwise be provided in Section 8.2, the Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to each Lender's Pro Rata Share (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, PROVIDED that (a) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (b) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section
10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Term Loan Commitment, its Revolving Loan Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     10.11. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

     10.13. AGENT'S FEE; ARRANGER'S FEE. The Borrower agrees to pay to the Agent and the Arranger, for their own accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated August 24, 2000, or as otherwise agreed from time to time.

     10.14. DELEGATION TO AFFILIATES. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

     10.15. EXECUTION OF COLLATERAL DOCUMENTS. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

     10.16. COLLATERAL RELEASES. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.


                               ARTICLE XI

                        SETOFF; RATABLE PAYMENTS

     11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives Collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such Collateral ratably in proportion to their respective Pro Rata Shares. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

     If an amount to be setoff is to be applied to permitted Indebtedness of the Borrower to a Lender other than Obligations under this Agreement, such amount shall be applied ratably to such other Indebtedness and to the Obligations.


                              ARTICLE XII

           BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1. SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that
(i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section
12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; PROVIDED, HOWEVER, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     12.2. PARTICIPATIONS

     12.2.1. PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Obligations owing to such Lender, any Note held by such Lender, any Revolving Loan Commitment or Term Loan Commitment of such Lender or any other interest of such Lender under the Loan Documents, or any Letter of Credit issued by said Lender. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

     12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Revolving Loan Termination Date or the Term Loan Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Revolving Loan Commitment, releases any guarantor of any such Loan or releases all or a Substantial Portion of the Collateral, if any, securing any such Loan.

     12.2.3. BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, PROVIDED that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3. ASSIGNMENTS

     12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of EXHIBIT C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; PROVIDED, HOWEVER, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Any required consent of the Borrower shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated). Furthermore, the assigning Lender shall pay the Agent an assignment fee of $3,500 for each assignment.

     12.3.2. EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Loan Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Loan Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this
Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Revolving Loan Commitments and outstanding Term Loans, as adjusted pursuant to such assignment.

     12.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; PROVIDED that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).


                              ARTICLE XIII

                                NOTICES

     13.1. NOTICES. Except as otherwise permitted by Section 2.14 with respect to Borrowing Notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, at 1105 Peters Road, Harvey, Louisiana 70058, Facsimile: (504) 362-1818 (Attention: President), (y) in the case of the Agent or any Lender, at its address or facsimile number set forth on SCHEDULE 1 hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; PROVIDED that notices to the Agent under Article II shall not be effective until received.

     13.2. CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                              ARTICLE XIV

                              COUNTERPARTS

     14.1 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.


                               ARTICLE XV

      CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

     15.1.  CHOICE  OF  LAW.   THE  LOAN  DOCUMENTS  (OTHER  THAN  THOSE
CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF LOUISIANA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2. CONSENT TO JURISDICTION. THE BORROWER AND THE AGENT HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR LOUISIANA STATE COURT SITTING IN NEW ORLEANS, LOUISIANA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW ORLEANS, LOUISIANA.

     15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

BORROWER:                          SUPERIOR ENERGY SERVICES, INC.


                                   By:
                                      ------------------------------
                                          Name: Robert S. Taylor
                                         Title: Chief Financial Officer


AGENT:                             BANK ONE, LOUISIANA,
                                   NATIONAL ASSOCIATION


                                   By:
                                      ------------------------------
                                      Name:  Steven D. Nance
                                     Title:  Vice President


SYNDICATION AGENT:                 WELLS FARGO BANK TEXAS, N.A.


                                   By:
                                      ------------------------------
                                          Name:
                                          Title:


DOCUMENTATION AGENT:               WHITNEY NATIONAL BANK


                                   By:
                                      -----------------------------
                                          Name:
                                          Title:


LENDERS:                           BANK ONE, LOUISIANA,
                                   NATIONAL ASSOCIATION


                                   By:
                                      ------------------------------
                                          Name:   Steven D. Nance
                                          Title:  Vice President


                                   WELLS FARGO BANK TEXAS, N.A.


                                   By:
                                      ---------------------------
                                          Name:
                                          Title:


                                   WHITNEY NATIONAL BANK


                                   By:
                                      ---------------------------
                                          Name:
                                          Title:


                                   HIBERNIA NATIONAL BANK


                                   By:
                                      ----------------------------
                                          Name:
                                          Title:


                                   NATIONAL BANK OF CANADA


                                   By:
                                      ----------------------------
                                          Name:
                                          Title:


                                   BANK OF SCOTLAND


                                   By:
                                      ----------------------------
                                          Name:
                                          Title:


                                   UNION PLANTERS BANK


                                   By:
                                      ----------------------------
                                          Name:
                                          Title:


                                   NATEXIS BANQUES POPULAIRES


                                   By:
                                      ----------------------------
                                          Name:
                                          Title:





                               SCHEDULE I

                   COMMITMENT AMOUNTS OF THE LENDERS

NAME AND ADDRESS OF LENDER              TERM LOAN       REVOLVING LOAN       AGGREGATE         PRO RATA
                                        COMMITMENT        COMMITMENT          AMOUNT            SHARE
Bank One, Louisiana, N.A.             $21,838,235.30    $11,911,764.70      $33,750,000.00     19.8529%
201 St. Charles Ave., 28TH FLOOR
NEW ORLEANS, LA 70170

ATTENTION: STEVEN NANCE
TELEPHONE: (504)623-7676
FACSIMILE: (504) 623-1535



Wells Fargo Bank Texas, N.A.          $21,838,235.30     $11,911,764.70     $33,750,000.00      19.8529%
Energy Group
MAC T5002-031
1000 Louisiana, 3RD FLOOR
HOUSTON, TX 77002

ATTENTION: SCOTT GILDEA
TELEPHONE: (713)319-1389
FACSIMILE: (713) 739-1087



Whitney National Bank                 $19,411,764.70     $10,588,235.30     $30,000,000.00      17.6471%
Corporate Banking
P.O. Box 61260
New Orleans, LA 70161

Attention: Hollie L. Ericksen
Telephone: (504)552-4668
Facsimile: (504) 552-4622


Hibernia National Bank                $12,941,176.46     $7,058,823.54      $20,000,000.00      11.7647%
313 Carondelet Street, 10TH FLOOR
NEW ORLEANS, LA 70130

ATTENTION: S. JOHN CASTELLANO
TELEPHONE: (504)533-5484
FACSIMILE: (504) 533-5434



National Bank of Canada               $12,941,176.47     $7,058,823.53      $20,000,000.00      11.7647%
201 St. Charles Avenue
Suite 3203
New Orleans, LA 70170

Attention: Curt Queyrouze
Telephone: (504)586-5210
Facsimile: (504) 586-5220



Bank of Scotland                     $ 9,705,882.35      $5,294,117.65      $15,000,000.00       8.8235%
1021 Main Street, Suite 1370
Houston, TX 77002

Attention: Rex McSwain
Telephone: (713)651-1870
Facsimile: (713)651-9714



Union Planters Bank                 $ 6,470,588.24       $ 3,529,411.76     $10,000,000.00       5.8824%
8440 Jefferson Highway
Baton Rouge, LA 70809

Attention: Mark Phillips
Telephone: (225)924-9257
Facsimile: (225) 924-9300



Natexis Banques Populaires         $ 4,852,941.18      $ 2,647,058.82     $ 7,500,000.00        4.4118%
333 Clay Street, Suite 4340
Houston, TX 77002

Attention: Donovan Broussard
Telephone: (713)759-9401
Facsimile: (713) 759-9908



Aggregate Commitments             $110,000,000.00      $60,000,000.00      $170,000,000.00      100.00%



                               SCHEDULE 2

                            PRICING SCHEDULE

      APPLICABLE          LEVEL I   LEVEL II   LEVEL III   LEVEL IV   LEVEL V
     MARGIN (LOAN)        STATUS    STATUS     STATUS      STATUS     STATUS
    Eurodollar Rate        1.25%     1.50%      1.75%       2.00%      2.375%
    Floating Rate          0.00%     0.25%      0.50%       0.75%      1.00%

      APPLICABLE FEE      LEVEL I   LEVEL II   LEVEL III   LEVEL IV   LEVEL V
        RATE              STATUS    STATUS     STATUS      STATUS     STATUS
      Commitment Fee       0.15%     0.25%      0.375%      0.50%      0.50%

      APPLICABLE          LEVEL I   LEVEL II   LEVEL III   LEVEL IV   LEVEL V
   LETTER OF CREDIT       STATUS    STATUS     STATUS      STATUS     STATUS
      FEE RATE
  Letter of Credit
      Fee Rate             1.25%     1.50%      1.75%       2.00%      2.375%


     For the purposes of this Pricing Schedule, the following terms have the following meanings, subject to the final paragraph of this Pricing
Schedule:

     "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (ii).

     "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower, the Leverage Ratio is less than 1.25 to 1.00.

     "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than or equal to 1.75 to 1.00.

     "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 2.25 to 1.00.

     "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than 2.75 to 1.00.

     "Level V Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

     "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

     The Applicable Margin, Applicable Fee Rate and Applicable Letter of Credit Fee Rates shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin, Applicable Fee Rate, or Applicable Letter of Credit Fee Rate shall be effective five (5) Business Days after the Agent has received the applicable Compliance Certificate, except that the Applicable Margin on a Eurodollar Rate Advance shall be adjusted after the last day of the then current Eurodollar Interest Period. If the Borrower fails to deliver the Compliance Certificate to the Agent at the time required by
Section 6.1, then the Applicable Margin, Applicable Fee Rate and Applicable Letter of Credit Fee Rate shall be the highest Applicable Margin, Applicable Fee Rate and Applicable Letter of Credit Fee Rate set forth in the foregoing table until five (5) days after such Compliance Certificate is so delivered.

                               SCHEDULE 3



                    LIST OF BORROWER'S SUBSIDIARIES





    Subsidiary                              Jurisdiction of         Organization            Owned           Percent
       Name                                  Organization               Type                  By           Ownership
-----------------------------------------------------------------------------------------------------------------------
Ace Rental Tools, Inc.                            LA                    Corp.              Borrower           100%

Cardinal Services, Inc.                           LA                    Corp.              Borrower           100%

Connection Technology, Ltd.                       LA                    Corp.              Borrower           100%

Drilling Logistics, Inc.                          LA                    Corp.              Borrower           100%

Environmental Treatment Investments, Inc.         LA                    Corp.              Borrower           100%

F. & F. Wireline Service, Inc.                    LA                    Corp.              Borrower           100%

Fastorq, Inc.                                     LA                    Corp.              Borrower.          100%

H.B. Rentals, L.C.                                LA                    LLC                Borrower           100%

Hydro-Dynamics Oilfield Contractors, Inc.         LA                    Corp.              Borrower           100%

International Snubbing Services, Inc.             LA                    Corp.              Borrower           100%

Nautilus Pipe & Tool Rental, Inc.                 LA                    Corp.              Borrower           100%

Non-Magnetic Rental Tools, Inc.                   LA                    Corp.              Borrower           100%

Oil Stop, Inc.                                    LA                    Corp.              Borrower           100%

Production Management Companies, Inc.             LA                    Corp.              Borrower           100%

SEGEN LLC                                         DE                    LLC                Borrower           100%

SELIM LLC                                         DE                    LLC                Borrower           100%

Stabil Drill Specialties, Inc.                    LA                    Corp.              Borrower           100%

Sub-Surface Tools, Inc.                           LA                    Corp.              Borrower           100%

Superior Well Service, Inc.                       LA                    Corp.              Borrower           100%

Tong Rentals and Supply Company, Inc.             LA                    Corp.              Borrower           100%

1105 Peters Road, Inc.                            LA                    Corp.              Borrower           100%

Concentric Rentals, S.A.                        Venezuela               Corp.              Borrower           100% *

Imperial Snubbing Services Limited              Trinidad and Tobago     Corp.              Borrower           100% *

South East Australian Pty. Ltd.                 Australia               Corp.              Borrower           100% *

Production Management Equities, Inc.              LA                    Corp.              Production
                                                                                           Management
                                                                                         Companies, Inc.      100%


Production Management Industries, Inc.            LA                    Corp.              Production
                                                                                           Management

SE Finance LP                                     DE                    LP                 SEGEN, LLC       .0025% (GP)
                                                                                           SELIM, LLC     99.9975% (LP)

_____________

* Only 66% of the stock is pledged (See Section 2.19)


                               SCHEDULE 4



                ELIGIBLE ACCOUNTS AND ELIGIBLE INVENTORY



                         I.  ELIGIBLE ACCOUNTS



     Based on the most recent Borrowing Base Certificate delivered to the Agent and on other information available to the Agent, the Agent shall in its reasonable credit judgment determine which Accounts of Borrowers shall be "ELIGIBLE ACCOUNTS" for purposes of this Agreement. "ACCOUNTS" means all amounts owed to the Borrower or its Subsidiaries on account of sales, leases or rentals of equipment or services rendered in the ordinary course of the Borrower's trade or business, net of unearned interest, discounts or finance charges. In determining whether a particular Account constitutes an Eligible Account, the Agent shall not include any such Account to which any of the exclusionary criteria set forth below applies. Eligible Accounts shall not include any Account of the Borrower and its Subsidiaries:

     (a) which does not arise from the sale of goods, leasing of assets or property or the performance of services by the Borrower or its Subsidiaries in the ordinary course of its business;

     (b) upon which (i) the Borrower's and its Subsidiaries' right to receive payment is not absolute, is not then due and payable, or is contingent upon the fulfillment of any condition whatsoever or (ii) the Borrower or its Subsidiaries are not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

     (c) to the extent any defense, counterclaim, setoff or dispute is asserted as to such Account or if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligations to pay that invoice is subject to the Borrower's or its Subsidiaries' completion of further performance under such contract;

     (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold or assets or property leased to or services rendered and accepted by the applicable Account Debtor;

     (e) with respect to which an invoice or other notice of amounts owing has not been sent to the applicable Account Debtor;

     (f)  that (i) is not owned  by  the Borrower or its Subsidiaries or
(ii) is subject to any rights, claim, security interest or other interest of any other Person, other than Liens in favor of the Agent, on behalf of itself and Lenders;

     (g) that arises from a sale to any director, officer, other employee or affiliate of the Borrower other than (i) to portfolio companies of First Reserve Corporation or (ii) Energy Partners, on an arm's length basis;

     (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state or municipality or department, agency or instrumentality thereof unless the Agent, in its sole discretion, has agreed to the contrary in writing and the Borrower or its Subsidiaries, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, or any applicable state statute or municipal
ordinance   of   similar  purpose  and  effect,  with  respect  to  such
obligation;

     (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (but only to the extent that the Agent and the Lenders have a perfected security interest in the Accounts) unless payment thereof is assured by a letter of credit satisfactory to the Agent as to form, amount and issuer;

     (j) to the extent the Borrower or its Subsidiaries is liable for goods sold or services rendered by the applicable Account Debtor to the Borrower or its Subsidiaries, but only to the extent of the potential offset;

     (k) that arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

     (l) that is in default; PROVIDED, THAT, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

          (i) it is not paid within the earlier of: sixty (60) days following its due date or ninety (90) days following its original invoice date;

          (ii) if   any  Account  Debtor  obligated  upon  such  Account
suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

          (iii) if any petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

     (m) which is the obligation of an Account Debtor if fifty percent (50%) or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this
Schedule 4.

     (n) as to which the Agent's interest, on behalf of itself and Lenders, therein is not a first priority perfected security interest;

     (o)  as   to   which  any  of  the  representations  or  warranties
pertaining to Accounts set forth in this Agreement or the Collateral Documents is untrue;

     (p) to the extent such Account is evidenced by a judgment, instrument or chattel paper; or

     (q)  which  is payable in any currency  other  than  United  States
Dollars.



For the purposes hereof, "Account Debtor" means any Person who may become obligated to the Borrower or its Subsidiaries under, with respect to, or on account of, an Account.


                        II.  ELIGIBLE INVENTORY

      Based on the most recent Borrowing Base Certificate delivered to the Agent and on other information available to the Agent, the Agent shall in its reasonable credit judgment determine which Inventory of Borrowers shall be "ELIGIBLE INVENTORY" for purposes of this Agreement. "INVENTORY" means book value of goods (tangible personal or corporeal movable property) that are owned by Stabil Drill Specialties, Inc. and Sub-Surface Tools, Inc. and are held by said Subsidiaries for sale or lease or to be furnished under contracts of service. In determining whether a particular type of Inventory constitutes Eligible Inventory, the Agent shall not include any such Inventory to which any of the exclusionary criteria set forth below applies. The Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria and to adjust advance rates with respect to Eligible Inventory, in its reasonable credit judgment, subject to the approval of the Required Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of the Borrower and its Subsidiaries:

      (a) that is not subject to a perfected Lien in favor the Agent and Lenders;

     (b)  that is located outside of the United States of America; and

     (c) that is worn such that it is no longer useful in its intended purpose or obsolete.

     (d)  any goods that are considered work in process under GAAP.



                               SCHEDULE 5



             EXISTING PERMITTED INDEBTEDNESS (SECTION 6.11)



                             Notes Payable



HYDRO-DYNAMICS OILFIELD CONTRACTORS, INC. (DEBTOR)



     Long-term  notes  payable  to  _________________________   in   the
     aggregate amount of $11,500.00 as of September 30, 2000.



PRODUCTION MANAGEMENT COMPANIES, INC.



     Long-term   notes   payable   to  ________________________  in  the
     aggregate amount of $320,000 as of September 30, 2000.



STABIL DRILL SPECIALTIES, INC. (DEBTOR)



     Long-term  notes  payable  to  ___________________________  in  the aggregate amount of $47,000 as of September 30, 2000.





                           Letters of Credit



PRODUCTION MANAGEMENT COMPANIES, INC. (ACCOUNT PARTY)



     Bank One (issuer) in favor of National Union Fire Insurance Company (beneficiary), face amount $700,000, expires November 12, 2000.


     Bank One (issuer) in favor of Gray and Company, Inc. (beneficiary), amount $150,000, expires November 5, 2000.



OIL STOP, INC. (ACCOUNT PARTY)



     Whitney National Bank (issuer) to  Arab  Tunisian  Bank in favor of
     Office de la Marine Marchande Ports-Tunisia, amount $12,174, expires February 15, 2001.



     Whitney National Bank (issuer) to Banque Marocaine in favor of Office d'Exploitation des Ports-Marocco, amount $73,305, expires December 15, 2000.



     _____________________ (issuer) to Banque Marocaine in favor of Office d'Exploitation des Ports-Marocco, amount $10,000, expires December 15, 2000.



     ABN Amro NV (issuer) to Banque Marocaine du Commerce in favor of Office d'Exploitation des Ports-Marocco, amount $9,500, expires December 15, 2000.



     ABN Amro NV (issuer) to Banque Marocaine du Commerce in favor of Office d'Exploitation des Ports-Marocco, amount $40,390, expires January 30, 2001.



     ABN Amro NV (issuer) to Banque Marocaine du Commerce in favor of Office d'Exploitation des Ports-Marocco, amount $22,163,12, expires April 30, 2001.



     ABN Amro NV (issuer) to Arab Tunisian Bank in favor of Office de la
     Marine  Marchande  Ports-Tunisia,  face  amount  $40,580,   expires
     February 15, 2001.



     ABN Amro NV (issuer) to General Management Coastal Safety & Salvage Administration (Turkey), face amount $51,500, expires November 15, 2000.



NOTE: Each of the foregoing letters of credit are supported by a Letter of Credit issued by the Agent for the ratable benefit of the Lenders pursuant to the Credit Agreement.



                               SCHEDULE 6



             EXISTING PERMITTED INVESTMENTS (SECTION 6.14)



SUPERIOR ENERGY SERVICES, INC.



     Promissory   note(s)  of  Lamb  Energy   Services,   Inc.,   amount
     $8,897,700, matures January 1, 2002.



ENVIRONMENTAL TREATMENT INVESTMENTS, INC.



     Promissory notes of Environmental Treatment Team Holding, Inc., amount $10,200,000, matures December 31, 2003.




                               SCHEDULE 7



                EXISTING PERMITTED LIENS (SECTION 6.15)







                               SCHEDULE 8



              EXISTING ADDITIONAL CONTINGENT CONSIDERATION





    Company/Business                               Contingent
        Acquired                              Consideration Payable*
    ----------------                          ----------------------


Concentric Technology, Ltd.                       $  2,465,000

Drilling Logistics, Inc.                          $  1,760,000

F & F Wireline Service, Ltd.                      $    600,000

Fastorq, Inc.                                     $  2,590,000

H. B. Rentals, L.C.                               $  5,240,664

Hydro-Dynamics Oilfield Contractors, Inc.         $      -

International Snubbing Services, Inc.             $ 10,000,000

Non-Magnetic Rental Tools, Inc.                   $  2,000,000

Production Management Industries, Inc.            $  2,602,667

Stabil Drill Specialties, Inc.                    $  7,500,000

Sub Surface Tools, Inc.                           $  7,500,000

_________________

*   Estimated as of the Closing Date.





                               EXHIBIT A

                         COMPLIANCE CERTIFICATE



To:  The Lenders parties to the
     Credit Agreement Described Below



     This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of October 17, 2000 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among Superior Energy Services, Inc. (the "Borrower"), Bank One, Louisiana, National Association, as Agent, and the Lenders party thereto. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings defined in the Credit Agreement.



     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.  I am the duly elected Treasurer of the Borrower;

     2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and each of its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. SCHEDULE I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct.

     5. SCHEDULE I, ITEM B hereto sets forth the determination of the Applicable Margin, Applicable Fee Rate and Applicable Letter of Credit Fee Rate, commencing on the fifth Business Day following the delivery hereof.

     Described below are the exceptions, if any, to Paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:



__________________________________________________________________________
__________________________________________________________________________

__________________________________________________________________________
__________________________________________________________________________

__________________________________________________________________________



     The foregoing certifications, together with the computations set forth in SCHEDULE I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of _____________ , _______.

                                                ________________________


                  SCHEDULE I TO COMPLIANCE CERTIFICATE



                     BORROWER'S FINANCIAL COVENANTS

                          (AS OF ____________)



A.   NET WORTH (SECTION 6.19.1)



          Net Worth as of June 30, 2000                     $162,643,250
          Plus Quarterly Positive Net Income
               after July 1,2000 (50%)                       $__________
          Plus Net Equity Proceeds after July 1, 2000 (100%) $__________
          Required Net Worth                                 $__________
          Actual Net Worth                                   $__________



B.   LEVERAGE RATIO (SECTION 6.19.2)

          Total Indebtedness (*)
$_________

          Net Income for Trailing 4 Quarters $____________
               Plus Interest Expense          ____________
               Plus Income Taxes                    ____________
               Plus Depreciation              ____________
               Plus Amortization              ____________
               EBITDA                                             $________
          Ratio (actual)                                      _____ to 1.00
          Ratio (required)                                    _____ to 1.00



C.   FIXED CHARGE COVERAGE RATIO (SECTION 6.19.3)

          EBITDA for Trailing 4 Quarters
               (see B above)                    $____________
               Minus Capitalized Expenses       $____________
              Adjusted Cash Flow                                  $__________
          Interest Expense                      $____________
               Plus Scheduled Principal
                      Payments on Term Loans    $____________
               Plus Mandatory Principal
                      Payments on Term Loan     $____________
               Plus Cash Income Taxes
                      actually paid             $___________

               Total Fixed Charges                              $____________
          Ratio (actual)                                         ___ to 1.00
          Ratio (required)                                      1.50 to 1.00



D.   CAPITAL EXPENDITURES (SECTION 6.19.4)

          Actual Capital Expenditures (Fiscal Year to Date)     $____________
          Maximum Capital Expenditures
               Capital Expenditures (Current Fiscal YTD)        $35,000,000.00
               plus 50% Unspent Capital Expenditures
                    for Preceding Fiscal Year)                  $___________
               Permitted Capital Expenditures                   $___________



_____________________

* Includes Additional Contingent Consideration of $___________, as shown on attachment to this Compliance Certificate.


                               EXHIBIT B



                          ASSIGNMENT AGREEMENT



     This Assignment Agreement  (this  "Assignment  Agreement")  between
___________         __________________(the        "Assignor")        and
________________________ (the "Assignee") is dated as of  , 20___ .  The parties hereto agree as follows:



     1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in
Item 1 of SCHEDULE 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of SCHEDULE 1. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of SCHEDULE 1.

     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of SCHEDULE 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

     4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in
Item 6 of SCHEDULE 1.

     6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and (iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectibility of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7.  REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE.  The Assignee
(i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to SCHEDULE 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

     8.  GOVERNING LAW.   This Assignment Agreement shall be governed by
the internal law, and not the law of conflicts, of the State of Louisiana.

     9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to
SCHEDULE 1.

     10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

     IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing SCHEDULE 1 hereto as of the date first above written.



                               SCHEDULE 1
                        TO ASSIGNMENT AGREEMENT


1. Description and Date of Credit Agreement: Credit Agreement dated as of October 17, 2000 among Superior Energy Services, Inc., Bank One, Louisiana, National Association, as Agent, and the Lenders party thereto.


2.   Date of Assignment Agreement: _____________ , _________


3.   Amounts Outstanding (As of Date of Item 2 above):



                                        Term Loan      Revolving Loan
                                        Facility       Facility
                                        ---------      --------------


     a.   Assignee's percentage
          of each Facility purchased
          under the Assignment
          Agreement                      ______ %        ______ %



     b.   Amount of each Facility
          purchased under the
          Assignment Agreement          $_______        $________



4.   Assignee's Revolving
     Loan Commitment purchased
     hereunder:                         $______



5.   Proposed Effective Date:                  ________________



6.   Non-standard Recordation Fee

     Arrangement





ACCEPTED AND CONSENTED TO/BY       ACCEPTED AND CONSENTED TO/BY
SUPERIOR ENERGY SERVICES, INC.     BANK ONE, LOUISIANA,
                                   NATIONAL ASSOCIATION



By:                                By:
   ------------------------           ---------------------
     Name:                              Name:
     Title:                             Title:




            ATTACHMENT TO SCHEDULE 1 TO ASSIGNMENT AGREEMENT



                    ADMINISTRATIVE INFORMATION SHEET



     Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                       (Sample form shown below)



ASSIGNOR INFORMATION
CONTACT:



Name:_________________________           Telephone No.:___________________


Fax No.:______________________



PAYMENT INFORMATION:



Name & ABA # of Destination Bank: ________________________________________

Account Name & Number for Wire Transfer:__________________________________

Other Instructions:_______________________________________________________

ADDRESS FOR NOTICES FOR ASSIGNOR:_________________________________________

ASSIGNEE INFORMATION
CREDIT CONTACT:



Name:_____________________________      Telephone No.:____________________

Fax No.:__________________________


KEY OPERATIONS CONTACTS:

Booking Installation:______________     Booking Installation:_____________



Name:______________________________     Name:_____________________________


Telephone No.:_____________________     Telephone No.:____________________


Fax No.:___________________________     Fax No.:__________________________


PAYMENT INFORMATION:

Name & ABA # of Destination Bank:_________________________________________

                                 _________________________________________


Account Name & Number for Wire Transfer:__________________________________

                                        __________________________________

Other Instructions:_______________________________________________________


ADDRESS FOR NOTICES FOR ASSIGNEE:_________________________________________

                                 _________________________________________

                                 _________________________________________







AGENT INFORMATION



Assignee will be called promptly upon receipt of the signed agreement.



INITIAL FUNDING CONTACT:           SUBSEQUENT OPERATIONS CONTACT:

Name:_________________________          Name:_________________________

Telephone No.:________________     Telephone No.:_____________________

Fax No.:______________________     Fax No.:___________________________


INITIAL FUNDING STANDARDS:

Cibor - Fund 2 days after rates are set.

AGENT WIRE INSTRUCTIONS:

ADDRESS FOR NOTICES FOR AGENT:


                               EXHIBIT C


                       BORROWING BASE CERTIFICATE